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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-104917 of Metals USA, Inc. ("Metals") on Form S-3 of our report dated February 10, 2004 (March 24, 2004 as to Note 16), appearing in this Annual Report on Form 10-K of Metals for the year ended December 31, 2003 (which report expresses an unqualified opinion and includes 1) an explanatory paragraph referring to the application of fresh start accounting in accordance with AICPA Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code" and the lack of comparability of financial information between reporting periods, and 2) an emphasis paragraph related to the adoption of Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" on January 1, 2002).

/s/ Deloitte & Touche LLP

Houston, Texas
March 26, 2004

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INDEPENDENT AUDITOR'S CONSENT